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                                                                 EXHIBIT 3.6(a)

                           ARTICLES OF INCORPORATION

                                      FOR

                     LUNATI & TAYLOR PISTONS, INCORPORATED

                                   FOR PROFIT

             TO THE SECRETARY OF STATE OF THE STATE OF MISSISSIPPI:


         The undersigned person pursuant to Section 79-4-2.02 of the Mississippi Code of 1972, hereby executes the following document and sets forth the "Articles of Incorporation" for a profit corporation:

         1.       The name of the corporation is:

                           Lunati & Taylor Pistons, Incorporated

         2.       Domiciled address is:

                           8785 Old Craft Road
                           Olive Branch, Mississippi  38654

         3.       (a)      The number of shares the corporation is authorized
to issue is as follows:

                                 Class             Number of Shares Authorized
                           --------------------    ---------------------------

                           Capital Common Stock             50,000
                           --------------------    --------------------------

         3.       (b)      If more than one (1) class is of shares is
authorized, the preferences, limitations, and relative rights of each class are as follows:

                         Only Capital Common Stock is authorized.
                         ----------------------------------------

         3.       (c)      The mailing address of the corporation is:

                                    4770 Lamar Avenue
                                    Memphis, Tennessee  38118

         4.       The street address of its initial registered office is:

                                    8785 Old Craft Road
                                    Olive Branch, Mississippi  38654

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         and the name of its registered agent at such address is:

                                    Bill C. Taylor

         5. The name and complete address of each incorporator is as follows:

                                    Ed M. Hurley, Attorney
                                    44 North Second Street
                                    Suite 505
                                    Memphis, Tennessee  38103

         6.       Other provisions:

                  (a) The stockholders of the corporation will not delegate authority to adopt and amend the by-laws of the corporation.

                  (b) Terms of directors and officers of the corporation shall be established by the by-laws.

                  (c) The number of directors and officers of the corporation shall be determined by the stockholders and such will be included and authorized in the by-laws of the corporation.


Date:   April 8, 1993
---------------------
                                     LUNATI & TAYLOR PISTONS, INCORPORATED


                                     BY: /s/ Ed M. Hurley
                                         --------------------------------------
                                             ED M. HURLEY, ATTORNEY

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